Exhibit 10.1

June 1, 2020

[Option Holder]

[__________]
[__________]

RE:	Rescission of the Stock Option Agreement(s) set forth on the signature page hereto (each, an “Option Agreement”) between the undersigned (“Option Holder”) and Creative Realities, Inc., a Minnesota corporation (the “Company”)

Dear Option Holder:

On May 20, 2020, the Company issued to you the Option Agreement(s). The Option Agreement(s) is subject to the terms of the Company’s 2014 Stock Incentive Plan (as amended, the “Plan”). The issuance of your Option Agreement(s), together with other options issued under the Plan on the same date, exceeded the maximum amount of shares of Company common stock that are available for issuance under the Plan, and in some cases exceeded the maximum amount of Plan awards that could be issued to an individual in any fiscal year of the Company.

The parties hereby agree as follows:

1.                   Rescission of Option Agreement(s). Option Holder hereby agrees to forfeit all rights set forth in the Option Agreement(s) and acknowledges and agrees that the Option Agreement(s) is hereby rescinded and terminated.

2.                   New Options. In consideration for the forfeiture set forth in Section 1, the Company agrees to grant Option Holder a new option to purchase shares of the Company’s common stock equal to the number of shares of common stock set forth on Schedule A (the “New Option(s)”), which shall have the following terms and conditions, in addition to those set forth in an option agreement setting forth the New Option(s). The New Option(s) shall not be exercisable by Option Holder until each of the following events has occurred: (a) after the date hereof, the Company’s shareholders have approved an amendment to the Plan to increase the number of shares of Company common stock reserved for issuance under the Plan to an amount of shares that is sufficient to cover the issuance of shares of Company common stock issuable upon the exercise of the New Option(s), (b) the cap on the number of options and stock appreciation rights that may be issued to a Plan participant in each fiscal year of the Company is eliminated, and (c) the Option(s) has/have otherwise vested pursuant to the existing terms of the Option Agreement(s) and the Plan (clauses (a), (b) and (c), collectively, the “Vesting Triggers”). After all of the Vesting Triggers have occurred, the Option(s) shall be exercisable in accordance with the terms of the agreements documenting the New Option(s). The New Options shall provide for vesting on the same schedule as the Option Agreements and have an exercise price equal to the greater of the closing sales price of the Company’s common stock on the date of issuance of the Option Agreements or the date hereof.

3.                   General. The parties may sign this letter in counterparts, and binding signatures to this letter may be delivered by facsimile or other means of electronic transmission.

Signature page follows.

Sincerely,

CREATIVE REALITIES, INC.

By:

Its:

ACKNOWLEDGED AND AGREED:

OPTION HOLDER

By:
[___________], Individually

RESCINDED OPTION AGREEMENTS

Date of Option Agreement	Number of Shares	Exercise Price
May 20, 2020

Signature Page to Letter re Rescission of Option Agreement(s)